Exhibit 99.1

Mindspeed Reports Fiscal Third Quarter 2012 Results

  Grows Wireless Revenue to 11% of Quarterly Revenue
  Recorded 3 New LTE Small Cell Basestation Design Engagements, including a New Major European OEM
  Begins Search to Add Independent Director from Wireless Telecommunications Service Provider Industry
  Announces a Significant Restructuring to Accelerate Profitability

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--July 23, 2012--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal third quarter of 2012. For the quarter ended June 29, 2012, Mindspeed recorded net sales of $35.5 million and a loss per share of $0.12 on a non-GAAP basis, or a loss per share of $0.18 on a GAAP basis.

Product revenue from communications convergence processing (CCP) solutions contributed 41 percent of fiscal third quarter 2012 product revenues and decreased 4 percent sequentially from the prior quarter. Product revenue from high-performance analog (HPA) products represented 48 percent of fiscal third quarter 2012 product revenue and increased 8 percent sequentially from the prior quarter. Wide area networking (WAN) product revenue accounted for the remaining 11%.

“While the end markets we serve remain challenging, we delivered on our revenue forecast and grew wireless revenue to $4 million in the quarter, up from $2 million in the prior quarter,” said Raouf Y. Halim, Mindspeed’s chief executive officer. “Growth in our HPA and optical access infrastructure markets was offset by the expected slowdown in our core wireline business due to global weakness in wireline carrier capital expenditures.”

Non-GAAP operating loss for the fiscal third quarter of 2012 was $3.9 million, compared to a non-GAAP operating loss of $4.9 million in the prior fiscal quarter. GAAP operating loss for the fiscal third quarter of 2012 was $13.2 million, compared to a GAAP operating loss of $13.8 million in the prior fiscal quarter. Non-GAAP net loss for the fiscal third quarter of 2012 was $4.7 million, or $0.12 per share, compared to a non-GAAP net loss of $5.2 million, or $0.14 per share, in the prior quarter. GAAP net loss in the fiscal third quarter of 2012 was $6.9 million, or $0.18 per share, compared to a GAAP net loss of $14.2 million, or $0.39 per share, in the prior quarter.

Non-GAAP results exclude asset impairments, stock-based compensation and related payroll costs, acquisition-related costs, integration costs, revaluation of contingent consideration and restructuring charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Restructuring Plan

In the fiscal fourth quarter of 2012, Mindspeed initiated a global corporate restructuring to reduce operating expenses, focus investments and deliver better results for its shareholders, employees and customers.

The restructuring is expected to decrease non-GAAP operating expenses by approximately $13 million per year, primarily driven by an approximate 15% reduction in Mindspeed’s global workforce. The company expects to decrease its operating expenses to roughly $22 million per quarter starting in the first fiscal quarter of 2013. These moves are expected to better focus the company on its most significant growth opportunities and improve earnings leverage going forward.

“While these decisions were difficult to make as they involve a reduction in force, we now expect non-GAAP operating profit in the first half of fiscal 2013,” said Mr. Halim.

As a result of this restructuring, Mindspeed currently expects to incur total charges ranging from approximately $4.0 million to $5.0 million, of which approximately $3.5 million to $4.5 million will be cash expenditures.

Independent Board Member Search

Mindspeed has opened the search for an independent director from the wireless telecommunications service provider industry to add to the breadth of its board. The new independent director is expected to assist the company in its strategic vision for building on its leadership position with small cell wireless basestations and other communications and network infrastructure initiatives. Executive search firm Heidrick & Struggles has been retained to conduct the search for Mindspeed.

Outlook

Mindspeed expects fiscal fourth quarter of 2012 total net product revenue to be flat to down 6% versus the fiscal third quarter of 2012. The company expects fiscal fourth quarter of 2012 non-GAAP gross margin to be between 58-59 percent. The company also expects non-GAAP operating expenses to be approximately $24 million in the fiscal fourth quarter of 2012.

Fiscal Third Quarter 2012 Conference Call

Mindspeed will conduct a conference call announcing its fiscal third quarter of 2012 results today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 888-946-8386 (domestic) or 1-312-470-0131 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. A replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 888-296-6945 (domestic) or 1-402-998-0535 (international). The replay will also be available in the Investors section of Mindspeed's web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, acquisition-related costs, integration costs, revaluation of contingent consideration, restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory and amortization of acquired intangible assets. Non-GAAP research and development expenses exclude stock-based compensation, related payroll costs and employee separation costs. Non-GAAP selling, general and administrative expenses exclude stock-based compensation and related payroll costs, amortization of acquired intangible assets, employee separation costs and integration costs. Non-GAAP operating expenses exclude asset impairments, stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, amortization of acquired intangible assets, employee separation costs, and integration costs. Non-GAAP operating income excludes stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, and integration costs. Non-GAAP other income/ (expense), net, excludes non-cash interest expense on our convertible senior notes and revaluation of contingent consideration. Non-GAAP net income/(loss) and non-GAAP net income/(loss) per share excludes asset impairments, stock-based compensation and related payroll costs, acquisition-related costs, restructuring charges, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, integration costs, revaluation of contingent consideration, and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs and non-cash interest expense on our convertible senior notes from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude profit in acquired inventory to facilitate comparability of gross profit between periods and to better reflect continuing operations of the acquired company. We exclude asset impairments, employee separation costs, restructuring charges, acquisition-related costs, and integration costs because they include significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project restructuring charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, employee separation costs, restructuring charges, acquisition-related costs, integration costs, revaluation of contingent consideration and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our current assessment of the demand environment in our target markets; the anticipated financial and operational impact of the restructuring plan announced today, including our ability and timeline to achieve operating profitability; and our current expectations for fourth quarter 2012 net product revenue, non-GAAP gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. For example, we cannot provide assurances that our announced restructuring plan will result in our achieving operating profitability within the currently anticipated timeframes, if at all. Among other factors, we recently completed the acquisition of Picochip, and our current projections of future operating results are based in part on the anticipated financial impact of the acquisition. We face various integration risks and cannot provide any assurances that the anticipated revenue and expense synergies of the acquisition will be achieved or that the markets for the combined company will develop as we currently anticipate. In addition, our existing business is subject to numerous risks and uncertainties independent of the acquisition of Picochip, including fluctuations in our operating results and future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and will be included in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2012 as well as our future filings with the SEC.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Net revenue:
Products	$35,451	$34,858	$42,216	$104,151	$118,812
Intellectual property	-	501	-	591	2,500
Total net revenue	35,451	35,359	42,216	104,742	121,312
Cost of goods sold (a), (c)	18,186	14,839	15,967	47,244	44,531
Gross margin	17,265	20,520	26,249	57,498	76,781

Operating expenses:
Research and development (a)	18,105	17,740	15,077	50,853	43,525
Selling, general and administrative (a)	11,610	13,088	11,034	34,020	31,324
Acquisition-related costs (b)	680	2,259	-	3,748	-
Restructuring charges	78	1,272	-	1,350	(18)
Total operating expenses	30,473	34,359	26,111	89,971	74,831

Operating (loss)/income	(13,208)	(13,839)	138	(32,473)	1,950

Other income/(expense), net	6,519	(262)	530	6,171	(8)

(Loss)/income before income taxes	(6,689)	(14,101)	668	(26,302)	1,942

Provision for income taxes	165	134	204	387	538

Net (loss)/income	$(6,854)	$(14,235)	$464	$(26,689)	$1,404

Net (loss)/income per share:
Basic	$(0.18)	$(0.39)	$0.01	$(0.74)	$0.04
Diluted	$(0.18)	$(0.39)	$0.01	$(0.74)	$0.04

Weighted-average number of shares used in per share computation:
Basic	38,784	36,293	32,400	35,992	32,147
Diluted	38,784	36,293	33,390	35,992	33,144

(a) Includes stock-based compensation expense and related payroll costs.

(b) Acquisition-related costs are professional fees incurred related to the acquisition of Picochip.

(c) Cost of goods sold includes impairment of manufacturing-related licenses and assets.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$21,458	$21,162	$26,319	$62,289	$76,939
Items excluded from non-GAAP gross margin:
Asset impairments (c)	3,385	-	-	3,385	-
Stock-based compensation and related payroll costs	48	42	70	47	158
Profit in acquired inventory (d)	514	448	-	962	-
Amortization of acquired intangible assets (e)	246	152	-	397	-
Gross margin	$17,265	$20,520	$26,249	$57,498	$76,781

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$16,960	$16,524	$14,478	$47,821	$42,282
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	899	1,216	545	2,785	1,189
Employee separation costs (f)	246	-	54	247	54
Research and development expenses	$18,105	$17,740	$15,077	$50,853	$43,525

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$8,376	$9,552	$9,734	$25,567	$28,475
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	2,320	2,145	1,249	6,032	2,798
Amortization of acquired intangible assets (e)	106	65	-	171	-
Employee separation costs (f)	276	-	51	257	51
Integration costs (g)	532	1,326	-	1,993	-
Selling, general and administrative expenses	$11,610	$13,088	$11,034	$34,020	$31,324

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$25,336	$26,076	$24,212	$73,388	$70,757
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	3,219	3,361	1,794	8,817	3,987
Acquisition-related costs (b)	680	2,259	-	3,748	-
Restructuring charges	78	1,272	-	1,350	(18)
Amortization of acquired intangible assets (e)	106	65	-	171	-
Employee separation costs (f)	522	-	105	504	105
Integration costs (g)	532	1,326	-	1,993	-
Operating expenses	$30,473	$34,359	$26,111	$89,971	$74,831

Reconciliation of Non-GAAP Operating (Loss)/Income to GAAP Operating (Loss)/Income
Non-GAAP operating (loss)/income	$(3,878)	$(4,914)	$2,107	$(11,099)	$6,182
Items excluded from non-GAAP operating (loss)/income:
Asset impairments (c)	3,385	-	-	3,385	-
Stock-based compensation and related payroll costs	3,267	3,403	1,864	8,864	4,145
Acquisition-related costs (b)	680	2,259	-	3,748	-
Restructuring charges	78	1,272	-	1,350	(18)
Profit in acquired inventory (d)	514	448	-	962	-
Amortization of acquired intangible assets (e)	352	217	-	568	-
Employee separation costs (f)	522	-	105	504	105
Integration costs (g)	532	1,326	-	1,993	-
Operating (loss)/income	$(13,208)	$(13,839)	$138	$(32,473)	$1,950

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Reconciliation of Non-GAAP Other (Expense)/Income, Net to GAAP Other Income/(Expense), Net
Non-GAAP other income/(expense), net	$(654)	$(158)	$632	$(795)	$296
Items excluded from non-GAAP other income/(expense), net:
Revaluation of contingent consideration	7,277	-	-	7,277	-
Non-cash interest expense on convertible senior notes (h)	(104)	(104)	(102)	(311)	(304)
Other income/(expense), net	$6,519	$(262)	$530	$6,171	$(8)

Reconciliation of Non-GAAP Net (Loss)/Income to GAAP Net (Loss)/Income
Non-GAAP net (loss)/income	$(4,697)	$(5,206)	$2,535	$(12,281)	$5,940
Items excluded from non-GAAP net (loss)/income:
Asset impairments (c)	3,385	-	-	3,385	-
Stock-based compensation and related payroll costs	3,267	3,403	1,864	8,864	4,145
Acquisition-related costs (b)	680	2,259	-	3,748	-
Restructuring charges	78	1,272	-	1,350	(18)
Profit in acquired inventory (d)	514	448	-	962	-
Amortization of acquired intangible assets (e)	352	217	-	568	-
Employee separation costs (f)	522	-	105	504	105
Integration costs (g)	532	1,326	-	1,993	-
Revaluation of contingent consideration	(7,277)	-	-	(7,277)	-
Non-cash interest expense on convertible senior notes (h)	104	104	102	311	304
Net (loss)/income	$(6,854)	$(14,235)	$464	$(26,689)	$1,404

Reconciliation of Non-GAAP Net (Loss)/Income Per Share to GAAP Net (Loss)/Income Per Share
Net (loss)/income per share, basic:
Non-GAAP net (loss)/income per share, basic	$(0.12)	$(0.14)	$0.08	$(0.34)	$0.18
Adjustments	(0.06)	(0.25)	(0.07)	(0.40)	(0.14)
Net (loss)/income per share, basic	$(0.18)	$(0.39)	$0.01	$(0.74)	$0.04

Net (loss)/income per share, diluted:
Non-GAAP net (loss)/income per share, diluted	$(0.12)	$(0.14)	$0.08	$(0.34)	$0.18
Adjustments	(0.06)	(0.25)	(0.07)	(0.40)	(0.14)
Net (loss)/income per share, diluted	$(0.18)	$(0.39)	$0.01	$(0.74)	$0.04

(d) Profit in acquired inventory results from purchase-accounting adjustments which increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated profit in acquired inventory increases cost of goods sold and reduces gross profit.

(e) Amortization of acquired intangible assets reflects amortization expense on intangible assets recorded in conjunction with the Picochip acquisition.

(f) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.

(g) Integration costs represent costs incurred related to the transition of Picochip to a wholly owned subsidiary of Mindspeed.

(h) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 6.50% convertible senior notes.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	June 29,	September 30,
	2012	2011

ASSETS
Current Assets
Cash and cash equivalents	$55,138	$45,227
Receivables, net	14,875	13,393
Inventories	9,721	14,216
Prepaid expenses and other current assets	10,810	3,067
Total current assets	90,544	75,903

Property, plant and equipment, net	16,000	15,369
Intangible assets, net	34,036	17,357
Goodwill	57,167	-
Other assets	3,213	1,982
Total assets	$200,960	$110,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$8,017	$5,532
Accrued compensation and benefits	7,113	7,292
Accrued income taxes	724	690
Deferred income on sales to distributors	4,787	5,346
Deferred revenue	2,727	653
Restructuring	269	944
Line of credit - short-term	5,490	-
Short-term debt	375	-
Contingent consideration	2,761	-
Other current liabilities	9,396	5,100
Total current liabilities	41,659	25,557

Line of credit - long-term	8,000	-
Long-term debt	59,727	14,216
Other liabilities	6,567	1,426
Total liabilities	115,953	41,199

Stockholders' Equity	85,007	69,412
Total liabilities and stockholders' equity	$200,960	$110,611

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended
	June 29,	July 1,
	2012	2011

Cash Flows From Operating Activities
Net (loss)/income	$(26,689)	$1,404
Adjustments required to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	4,793	3,969
Amortization of license agreements	1,835	-
Amortization of intangible assets	568	1,716
Asset impairment	3,399	-
Revaluation of contingent consideration	(7,277)	-
Restructuring charges/(recoveries)	1,350	(18)
Stock-based compensation	8,653	4,023
Inventory provisions	1,434	575
Amortization of debt discount and issuance costs	457	325
Other non-cash items, net	(36)	242
Changes in assets and liabilities, net of acquisitions:
Receivables	(203)	9,141
Inventories	5,000	(10,782)
Other assets, net	(3,942)	2,169
Accounts payable	(1,840)	495
Deferred income on sales to distributors	(559)	980
Restructuring charges	(2,026)	(569)
Accrued compensation and benefits	(4,098)	(4,128)
Accrued expenses and other current liabilities	(2,001)	730
Other liabilities, net	5,503	134

Net cash (used in)/provided by operating activities	(15,679)	10,406

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,132)	(5,849)
Payments under license agreements	(9,560)	(6,819)
Net cash paid for business acquisition	(20,096)	(100)

Net cash used in investing activities	(32,788)	(12,768)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(417)	(402)
Borrowings under term loan	15,000	-
Borrowings under line of credit	14,807	-
Borrowings under convertible debt	30,560	-
Payments made on line of credit	(1,317)	-
Deferred financing fees	(932)	-
Repurchase of restricted stock for income tax withholding	(1,295)	(362)
Proceeds from equity compensation programs	2,046	2,666

Net cash provided by financing activities	58,452	1,902

Effect of foreign currency exchange rates on cash	(74)	2

Net (decrease)/increase in cash and cash equivalents	9,911	(458)
Cash and cash equivalents at beginning of period	45,227	43,685

Cash and cash equivalents at end of period	$55,138	$43,227

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2012	2012	2011	2012	2011

Gross margin %	48.7%	58.0%	62.2%	54.9%	63.3%

Cash (used in)/provided by:
Operating activities	$(4,009)	$(11,324)	$904	$(15,679)	$10,406
Investing activities	(3,017)	(27,090)	(3,839)	(32,788)	(12,768)
Financing activities	29,834	28,063	1,211	58,452	1,902
Effect of foreign currency on cash	(24)	(56)	43	(74)	2
Net increase/(decrease) in cash	$22,784	$(10,407)	$(1,681)	$9,911	$(458)

Depreciation and amortization	$1,685	$1,595	$1,397	$4,793	$3,969
Amortization of intangible assets	$946	$814	$581	$2,403	$1,716
Capital expenditures	$3,017	$6,994	$3,739	$12,692	$12,668
Net cash paid for acquired companies	$-	$20,096	$100	$-	$100

Net revenue by region:
Americas	$6,280	$6,150	$6,850	$17,946	$26,678
Europe	2,381	2,829	3,641	7,068	10,324
Asia-Pacific	26,790	26,380	31,725	79,728	84,310
Total net revenue	$35,451	$35,359	$42,216	$104,742	$121,312

Net revenue by product line:
Communications convergence processing products	$14,496	$15,146	$18,917	$44,631	$51,111
High-performance analog products	16,845	15,657	15,488	46,846	44,541
WAN communications products	4,110	4,055	7,811	12,674	23,160
Total net product revenue	35,451	34,858	42,216	104,151	118,812
Intellectual property	-	501	-	591	2,500
Total net revenue	$35,451	$35,359	$42,216	$104,742	$121,312

CONTACT:
Investor Relations:
Mindspeed Technologies, Inc.
Kevin Trosian
VP, Business Development and Investor Relations
+1-949-579-3111
Investor.Relations@Mindspeed.com